EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors:
     We hereby consent to the inclusion in the Registration Statement filed on Form S-4/A-3 of our report dated May 15, 2006, relating to the balance sheet of Ensource Energy LLC as of May 1, 2006 and our report dated February 25, 2006 relating to the financial statements of Ensource Energy Income Fund LP as of December 31, 2005 and for the period then ended appearing in the Form S-4/A-3 and the reference to our firm under “Experts” in the Prospectus.

/s/ Hein & Associates LLP
Hein & Associates LLP
Houston, Texas
July 27, 2006